UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
Allis-Chalmers Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation)	(Commission File Number) Number)	(IRS Employer identification

5075 Westheimer Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 369-0550
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Executive Salary Increases.
     On July 24, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Allis-Chalmers Energy Inc. (the “Company”) recommended, and the full Board authorized and approved:
•	an increase in the annual salary paid by the Company to Victor M. Perez, Chief Financial Officer of the Company, pursuant to the Executive Employment Agreement dated as of July 26, 2004, by and between the Company and Mr. Perez, to $260,000, such increase to be effective immediately;

•	an increase in the annual salary paid by the Company to Theodore F. Pound III, General Counsel and Secretary of the Company, pursuant to the Executive Employment Agreement dated as of October 11, 2004, by and between the Company and Mr. Pound, to $240,000, such increase to be effective immediately; and

•	an increase in the annual salary paid by the Company to Bruce Sauers, Vice President and Corporate Controller of the Company, to $150,000, such increase to be effective immediately.
     Consulting Fee Increase.
     On July 24, 2006, the Compensation Committee of the Board recommended, and the full Board authorized and approved, an increase in the annual consulting fee paid to Leonard Toboroff, who also serves as the co-Vice Chairman of the Board, to $144,000, such increase to be effective immediately.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: July 27, 2006	By:	/s/ Theodore F. Pound III
		Name:	Theodore F. Pound III
		Title:	General Counsel and Secretary